Exhibit 99.1

ALTRIA ANNOUNCES CASH TENDER OFFERS

FOR CERTAIN OUTSTANDING NOTES

•

Altria commences cash tender offers for an aggregate purchase price of up to $3.650 billion in respect of certain of its outstanding senior unsecured notes, in connection with which it expects to record a one-time charge against reported earnings in the first quarter of 2021.

•	Altria also commences an offering of new senior unsecured debt.

•	Altria expects these transactions to take advantage of favorable market conditions to adjust its debt maturity profile and extend the weighted average maturity of its debt.

RICHMOND, Va., February 1, 2021 – Altria Group, Inc. (“Altria”) (NYSE: MO) today announced that it is commencing cash tender offers for certain of its outstanding senior unsecured notes. Concurrently, Altria is commencing an underwritten public offering of new senior unsecured notes (the “New Notes”). Altria expects these transactions to reduce near-term maturity towers and extend the weighted average maturity of its debt. The tender offer will expire at 11:59 p.m., New York City time, on Monday, March 1, 2021, unless extended or earlier terminated by Altria (the “Expiration Date”).

Tender Offers

Altria has commenced cash tender offers (each, a “Tender Offer” and collectively, the “Tender Offers”) for (i) up to $500,000,000 aggregate purchase price (the “Pool 1 Maximum Amount”) in respect of its 2.850% Notes due 2022 and 2.950% Notes due 2023 (collectively, the “Pool 1 Notes”) in the priorities set forth in the table below (collectively, the “Pool 1 Tender Offers”), (ii) up to $1,000,000,000 aggregate purchase price (the “Pool 2 Maximum Amount”) in respect of its 4.000% Notes due 2024 and 3.800% Notes due 2024 (collectively, the “Pool 2 Notes”) in the priorities set forth in the table below (collectively, the “Pool 2 Tender Offers”), (iii) up to $500,000,000 aggregate purchase price (the “Pool 3 Maximum Amount”) in respect of its 4.400% Notes due 2026, 2.625% Notes due 2026 and 2.350% Notes due 2025 (collectively, the “Pool 3 Notes”) in the priorities set forth in the table below (collectively, the “Pool 3 Tender Offers”), (iv) up to $1,200,000,000 aggregate purchase price (the “Pool 4 Maximum Amount”) in respect of its 4.800% Notes due 2029 (the “Pool 4 Notes”) in the priority set forth in the table below (the “Pool 4 Tender Offer”) and (v) up to $450,000,000 aggregate purchase price (the “Pool 5 Maximum Amount” and, together with the Pool 1 Maximum Amount, the Pool 2 Maximum Amount, the Pool 3 Maximum Amount and the Pool 4 Maximum Amount, the “Maximum Amounts”) in respect of its 9.950% Notes due 2038, 10.200% Notes due 2039, 6.200% Notes due 2059, 5.800% Notes due 2039, 5.375% Notes due 2044 and 5.950% Notes due 2049 (collectively, the “Pool 5 Notes” and, together with the Pool 1 Notes, the Pool 2 Notes, the Pool 3 Notes and the Pool 4 Notes, the “Notes”) in the priorities set forth in the table below (collectively, the “Pool 5 Tender Offers”).

Altria expressly reserves the right, in its sole discretion, to terminate the Tender Offers at any time prior to the Expiration Date and/or to increase or decrease the Aggregate Maximum Amount (as defined below) and/or the Maximum Amounts without extending withdrawal rights, subject to compliance with applicable law.

If Holders tender more Notes in the Tender Offers than they expect to be accepted for purchase by Altria based on the Aggregate Maximum Amount and/or the Maximum Amounts and Altria subsequently accepts more than such Holders expected of such Notes tendered as a result of a change, increase or decrease of the Aggregate Maximum Amount and/or the Maximum Amounts, such Holders will not be able to withdraw any of their previously tendered Notes. Accordingly, Holders should not tender any Notes that they do not wish to be accepted for purchase.

The Tender Offers are summarized in the table below:

Capped Tender Offers	Title of Notes	CUSIP Number	Principal Amount Outstanding	Maximum Amount(1)	Acceptance Priority Level(2)	UST Reference Security	Bloomberg Reference Page(3)	Fixed Spread (bps)	Early Tender Payment(4)	Hypothetical Total Consideration(5)
Pool 1 Tender Offers	2.850% Notes due 2022	02209S AN3	$1,900,000,000	$500,000,000	1	0.125% UST due January 31, 2023	PX1	10	$30	$1,038.72
	2.950% Notes due 2023	02209S AP8	$350,000,000		2	0.125% UST due January 31, 2023	PX1	15	$30	$1,058.91
Pool 2 Tender Offers	4.000% Notes due 2024	02209S AS2	$1,400,000,000	$1,000,000,000	1	0.125% UST due January 15, 2024	PX1	25	$30	$1,104.35
	3.800% Notes due 2024	02209S BB8	$1,000,000,000		2	0.125% UST due January 15, 2024	PX1	25	$30	$1,097.02
Pool 3 Tender Offers	4.400% Notes due 2026	02209S BC6	$1,500,000,000	$500,000,000	1	0.375% UST due January 31, 2026	PX1	45	$30	$1,165.17
	2.625% Notes due 2026	02209S AU7	$500,000,000		2	0.375% UST due January 31, 2026	PX1	55	$30	$1,084.49
	2.350% Notes due 2025	02209S BH5	$750,000,000		3	0.375% UST due January 31, 2026	PX1	40	$30	$1,061.09
Pool 4 Tender Offer	4.800% Notes due 2029	02209S BD4	$3,000,000,000	$1,200,000,000	1	0.875% UST due November 15, 2030	PX1	90	$30	$1,200.96
Pool 5 Tender Offers	9.950% Notes due 2038	02209S AE3	$241,733,000	$450,000,000	1	1.625% UST due November 15, 2050	PX1	235	$30	$1,713.67
	10.200% Notes due 2039	02209S AH6	$225,708,000		2	1.625% UST due November 15, 2050	PX1	235	$30	$1,751.56
	6.200% Notes due 2059	02209S BG7	$500,000,000		3	1.625% UST due November 15, 2050	PX1	220	$30	$1,412.78
	5.800% Notes due 2039	02209S BE2	$2,000,000,000		4	1.625% UST due November 15, 2050	PX1	145	$30	$1,330.18
	5.375% Notes due 2044	02209S AR4	$1,800,000,000		5	1.625% UST due November 15, 2050	PX1	175	$30	$1,275.63
	5.950% Notes due 2049	02209S BF9	$2,500,000,000		6	1.625% UST due November 15, 2050	PX1	185	$30	$1,386.13

(1)

The Pool 1 Maximum Amount of $500,000,000 represents the maximum aggregate purchase price in respect of Pool 1 Notes that will be purchased in the Pool 1 Tender Offers. The Pool 2 Maximum Amount of $1,000,000,000 represents the maximum aggregate purchase price in respect of Pool 2 Notes that will be purchased in the Pool 2 Tender Offers. The Pool 3 Maximum Amount of $500,000,000 represents the maximum aggregate purchase price in respect of Pool 3 Notes that will be purchased in the Pool 3 Tender Offers. The Pool 4 Maximum Amount of $1,200,000,000 represents the maximum aggregate purchase price in respect of Pool 4 Notes that will be purchased in the Pool 4 Tender Offer. The Pool 5 Maximum Amount of $450,000,000 represents the maximum aggregate purchase price in respect of Pool 5 Notes that will be purchased in the Pool 5 Tender Offers.

(2)

Subject to the Aggregate Maximum Amount, the Maximum Amounts and proration, the principal amount of each series of Notes that is purchased in each of the Tender Offers will be determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column.

(3)

The applicable page on Bloomberg from which the Dealer Managers (as defined below) will quote the bid side prices of the applicable U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.

(4)	Per $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Date and accepted for purchase.
(5)

Hypothetical Total Consideration per $1,000 principal amount of each of the Notes validly tendered, and not validly withdrawn, and accepted for purchase, based upon a hypothetical Reference Yield (as defined in the Offer to Purchase) determined as of 10:00 a.m., New York City time, on January 29, 2021; excludes Accrued Interest (as defined below); and assumes a Settlement Date (as defined below) of February 18, 2021 for each series of the Notes. The Reference Yield used to determine actual consideration for the Notes is expected to be calculated on February 16, 2021.

The Tender Offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 1, 2021 (as amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offers. The Tender Offers are open to all registered holders (individually, a “Holder” and collectively, the “Holders”) of the Notes. Copies of the Offer to Purchase will be available to Holders through the information agent, Global Bondholder Services Corporation by email at contact@gbsc-usa.com or by phone (212) 430-3774 (for banks and brokers) and at the following web address: https://-gbsc-usa.com/registration/altria/.

The aggregate maximum amount is $3,650,000,000 (the “Aggregate Maximum Amount”), which represents the maximum aggregate purchase price in respect of the Notes subject to the Tender Offers and excludes any Accrued Interest (as defined below).

The Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on February 12, 2021 (the “Early Tender Date”) will be eligible to receive the applicable Total Consideration (as defined below), which includes the “early tender payment” specified in the table above (the “Early Tender Payment”). The Notes validly tendered after the Early Tender Date but at or prior to the Expiration Date will be eligible to receive the applicable Total Consideration minus the Early Tender Payment (the “Tender Offer Consideration”).

The applicable Total Consideration payable by Altria for the Notes (the “Total Consideration”) will be a price per $1,000 principal amount intended to result in a yield to maturity or par call date, as the case may be, equal to the yield to maturity of the U.S. Treasury reference securities specified in the table above (the “UST Reference Security”), as determined at 10:00 a.m., New York City time, on February 16, 2021 (unless otherwise extended by us as described in the Offer to Purchase), plus a fixed spread, calculated in accordance with the Offer to Purchase (the “Tender Offer Yield”). For the avoidance of doubt, for the Notes that have par call dates, if the applicable Tender Offer Yield as determined in accordance with the Offer to Purchase is less than the contractual annual rate of interest, then such Total Consideration will be calculated based on the par call date; if the applicable Tender Offer Yield as determined in accordance with the Offer to Purchase is higher than or equal to the contractual annual rate of interest, then such Total Consideration will be calculated based on the maturity date.

The settlement date for the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase is expected to be promptly after the Early Tender Date, which is expected to be February 18, 2021, the third business day after the Early Tender Date (the “Early Settlement Date”). The settlement date for the Notes validly tendered after the Early Tender Date but at or prior to the Expiration Date and accepted for purchase is expected to be March 4, 2021, the third business day after the Expiration Date (the “Final Settlement Date,” and along with the Early Settlement Date, each a “Settlement Date”), if any of the Maximum Amounts of applicable Notes is not purchased on such Early Settlement Date.

In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders of Notes accepted for purchase will receive accrued and unpaid interest (“Accrued Interest”) on those Notes from the last interest payment date with respect to those Notes to, but not including, the applicable Settlement Date.

Holders who tender their Notes at or prior to 5:00 p.m., New York City time, on February 12, 2021 (such date and time, as it may be extended, the “Withdrawal Deadline”) may withdraw such tendered Notes at any time at or prior to the Withdrawal Deadline. Following the Withdrawal Deadline, Holders who have tendered their Notes (whether before, on or after the Withdrawal Deadline) may not withdraw such Notes unless Altria is required to extend withdrawal rights under applicable law.

The Tender Offers are not conditioned on any minimum principal amount of Notes being tendered but the Tender Offers are subject to a financing condition and certain other general conditions as described in the Offer to Purchase. Each Tender Offer is a separate offer. None of the Tender Offers is conditioned on any other. Each Tender Offer may be individually amended, extended or terminated by Altria.

Notes Issuance

Altria intends to finance the purchase of validly tendered and accepted Notes with the net proceeds from its concurrent public offering of the New Notes, together with cash on hand. Nothing contained herein shall constitute an offer of the New Notes.

The offering of the New Notes is being made only by means of a prospectus and related prospectus supplement, which may be obtained by visiting the Securities and Exchange Commission’s website at www.sec.gov.

First Quarter Charge

Altria expects to record a one-time charge against reported earnings in the first quarter of 2021, reflecting the loss on early extinguishment of debt related to the Tender Offers. The charge will depend upon the pricing and amount of Notes purchased in the Tender Offers.

Information Relating to the Tender Offers

Altria has retained Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Mizuho Securities USA LLC to act as Dealer Managers for the Tender Offers (the “Dealer Managers”). Global Bondholder Services Corporation has been retained to act as the Depositary and Information Agent for the Tender Offers (the “Depositary and Information Agent”). Requests for assistance relating to the procedures for tendering Notes may be directed to the Depositary and Information Agent either by email at contact@gbsc-usa.com, or by phone (212) 430-3774 (for banks and brokers only) or (866) 470-4200 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offers may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 325-2476 (collect), Deutsche Bank Securities Inc. at (866) 627-0391 (toll free) or (212) 250-2955 (collect) or Morgan Stanley & Co. LLC at (800) 624-1808 (toll free) or (212) 761-1057 (collect). Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to Holders of the Notes. None of Altria, the Dealer Managers, Depositary and Information Agent or the trustee with respect to the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

Altria’s Profile

Altria’s wholly-owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria owns an 80% interest in Helix Innovations LLC (Helix). Altria holds equity investments in Anheuser-Busch InBev SA/NV (ABI), JUUL Labs, Inc. (JUUL) and Cronos Group Inc. (Cronos).

The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®,  Skoal® and on!®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™ and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission.

More information about Altria is available at altria.com, or follow Altria on Twitter, Facebook and LinkedIn.

Forward-Looking and Cautionary Statements

This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020. These factors include the following:

•

unfavorable litigation outcomes, including risks associated with adverse jury and judicial determinations, courts and arbitrators reaching conclusions at variance with our, our subsidiaries’ or our investees’ understanding of applicable law, bonding requirements in the jurisdictions that do not limit the dollar amount of appeal bonds, and certain challenges to bond cap statutes;

•	government (including U.S. Food and Drug Administration (FDA)) and private sector actions that impact adult tobacco consumer acceptability of, or access to, tobacco products;

•	tobacco product taxation, including lower tobacco product consumption levels and potential shifts in adult consumer purchases as a result of federal, state and local excise tax increases;

•	unfavorable outcomes of any government investigations of Altria, our subsidiaries or investees;

•	a successful challenge to our tax positions;

•

the risks related to our and our investees’ international business operations, including failure to prevent violations of various U.S. and foreign laws and regulations such as laws prohibiting bribery and corruption;

•

the risks associated with health epidemics and pandemics, including the COVID-19 pandemic and similar outbreaks, such as their impact on our financial performance and financial condition and on our subsidiaries’ and investees’ ability to continue manufacturing and distributing products, and the impact of health epidemics and pandemics on general economic conditions (including any resulting recession or other economic crisis) and, in turn, adult consumer purchasing behavior which may be further impacted by any changes in government stimulus or unemployment payments;

•	the failure of our tobacco and wine subsidiaries and our investees to compete effectively in their respective markets;

•	the growth of the e-vapor category and other innovative tobacco products contributing to reductions in cigarette and moist smokeless tobacco consumption levels and sales volume;

•

our tobacco and wine subsidiaries’ and our investees’ continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult consumers (including, where appropriate, through arrangements with, and investments in third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases;

•	changes, including in economic conditions (due to the COVID-19 pandemic or otherwise), that result in adult consumers choosing lower-priced brands including discount brands;

•

the unsuccessful commercialization of adjacent products or processes by our tobacco subsidiaries and investees, including innovative tobacco products that may reduce the health risks associated with cigarettes and other traditional tobacco products, and that appeal to adult tobacco consumers;

•	significant changes in price, availability or quality of tobacco, other raw materials or component parts, including as a result of the COVID-19 pandemic;

•

the risks related to the reliance by our tobacco and wine subsidiaries on a few significant facilities and a small number of key suppliers and distributors, and the risk of an extended disruption at a facility of, or of service by, a supplier or distributor of our tobacco or wine subsidiaries or investees, including as a result of the COVID-19 pandemic;

•	required or voluntary product recalls as a result of various circumstances such as product contamination or FDA or other regulatory action;

•	the failure of our information systems or service providers’ information systems to function as intended, or cyber-attacks or security breaches;

•	our inability to attract and retain the best talent due to the impact of decreasing social acceptance of tobacco usage and tobacco control actions;

•	the adverse effect of acquisitions, investments, dispositions or other events on our credit rating;

•

our inability to acquire attractive businesses or make attractive investments on favorable terms, or at all, or to realize the anticipated benefits from an acquisition or investment and our inability to dispose of businesses or investments on favorable terms or at all;

•

the risks related to disruption and uncertainty in the credit and capital markets, including risk of access to these markets both generally and at current prevailing rates, which may adversely affect our earnings or dividend rate or both;

•	impairment losses as a result of the write down of intangible assets, including goodwill;

•

the risks related to Ste. Michelle’s wine business, including competition, unfavorable changes in grape supply, and changes in adult consumer preferences that have resulted and may continue to result in increased inventory levels and inventory write offs, and governmental regulations;

•	the risk that any challenge to our investment in JUUL, if successful, could result in a broad range of resolutions including divestiture of the investment or rescission of the transaction;

•

the risks generally related to our investments in JUUL and Cronos, including our inability to realize the expected benefits of our investments in the expected time frames, or at all, due to the risks encountered by our investees in their businesses, such as operational, compliance and regulatory risks at the international, federal, state and local levels, including actions by the FDA, and adverse publicity; potential disruptions to our investees’ management or current or future plans and operations; domestic or international litigation developments, government investigations, tax disputes or otherwise; and impairment of our investment in Cronos and changes in the fair value of our investment in JUUL;

•

the risks related to our inability to acquire a controlling interest in JUUL as a result of standstill restrictions or to control the material decisions of JUUL, restrictions on our ability to sell or otherwise transfer our shares of JUUL until December 20, 2024, and non-competition restrictions for the same time period subject to certain exceptions;

•

the adverse effects of risks encountered by ABI in its business, including effects of the COVID-19 pandemic, foreign currency exchange rates and the impact of movements in ABI’s stock price on our equity investment in ABI, including on our reported earnings from and carrying value of our investment in ABI, which could result in impairment of our investment, and the dividends paid by ABI on the shares we own;

•

the risks related to our inability to transfer our equity securities in ABI until October 10, 2021, and, if our ownership percentage decreases below certain levels, the adverse effects of additional tax liabilities, a reduction in the number of directors that we have the right to have appointed to the ABI board of directors, and our potential inability to use the equity method of accounting for our investment in ABI;

•	the risk of challenges to the tax treatment of the consideration we received in the ABI/SABMiller business combination and the tax treatment of our equity investment; and

•	the risks, including criminal, civil or tax liability for Altria, related to Cronos’s or Altria’s failure to comply with applicable laws, including cannabis laws.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

Altria Client Services	Altria Client Services
Investor Relations	Media Relations
804-484-8222	804-484-8897